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[LOGO] AIG Valic                                                       Portfolio Director
                                                                       Group Master Application
The Variable Annuity Life Insurance Company (Valic)
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Please print clearly, do not highlight or write in margins.            STATEMENTS AND AGREEMENTS

APPLICANT                                                              A current prospectus for the Company's Separate Account with
                                                                       Privacy Notice for the contract was provided with this
[ ] Employer  OR  [ ] Other:                                           application. The prospectus for the Separate Account provides sales expenses and other data. It is understood that annuity
Name:                                                                  payments (and termination values, if any) provided by the
      --------------------------------------------------------------   contract applied for are variable and not guaranteed as to
Tax ID#:                                                               dollar amount when based on the investment experience of the
         -----------------------------------------------------------   Company's Separate Account. I understand that I am applying
Address:                                                               for an annuity that may offer a Multi-Year Enhanced Fixed
         -----------------------------------------------------------   Option that may be subject to a market value adjustment, as
City:                                                                  regulated by state law. If such option is allowed in the
      --------------------------------------------------------------   state governing my plan and is selected, the account value is
State:                                   ZIP:                          subject to an adjustment if funds are withdrawn prior to the
       ---------------------------------      ----------------------   end of the applicable term. The adjustment may increase or
Plan Administrator Address (if different from above)                   decrease the account values. Assets in such option may be
Address:                                                               invested in either the general assets of the Company or in a
         -----------------------------------------------------------   Separate Account of the Company, depending on state
City:                                                                  requirements. It is understood and agreed that the investment
      --------------------------------------------------------------   options under the contract will be limited to those options
State:                                   ZIP:                          selected except as otherwise modified by agreement between
       ---------------------------------      ----------------------   the Company and the Applicant, and will be subject to any
Telephone#:                                                            other limitations described in the contract. I hereby
            --------------------------------------------------------   acknowledge that I have read and understand the Information and Instructions page.
OWNERSHIP/CONTROL
                                                                       REPLACEMENT
For Deferred Compensation:
                           -----------------------------------------   Is this a replacement of an existing group contract?
For other Lines of Business (choose one):                              [ ] No [ ] Yes
[ ] Employer   [ ] Trustee  [ ] Other:
                                       -----------------------------   If yes, complete the following:

TYPE OF PLAN (choose one)                                                 Contract Owner:
                                                                                          ------------------------------------------
[ ] 403(b) Voluntary Deferred Annuity                                     Provider Name:
[ ] 403(b) State Optional Retirement Plan                                                -------------------------------------------
[ ] 403(b) Employer Retirement Plan                                       Policy Number(s):
[ ] Deferred Compensation Plan (choose one):                                                ----------------------------------------
    [ ] 457(b) Public Employer
    [ ] 457(b) Private Non-Profit                                      REQUIRED SIGNATURE
    [ ] Other:
               -----------------------------------------------------
[ ] 401(a) or 403(a) Employer Retirement Plan                          ---------------------------------    ------------------------
[ ] 401(a) or 403(a) Self-Employed Retirement Plan                            Applicant Signature                     Date
[ ] 401(k) Cash or Deferred Arrangement
[ ] Other:                                                             ---------------------------------    ------------------------
           ---------------------------------------------------------            Applicant Title                 Employer Client#
Name of Plan:
              ------------------------------------------------------   Dated at (City, State)
                                                                                              --------------------------------------
TYPE OF ORGANIZATION (choose one)
                                                                       Rep: I [ ] do [ ] do not have reason to believe this is a
[ ] PS    - Public Educational Institutions                            replacement contract.
[ ] NP    - Non-Profit Organizations (choose one):
            [ ] 501(c)(3) - Attach IRS determination letter
            [ ] Other                                                  ---------------------------------    ------------------------
[ ] PFP   - Private For-Profit Organizations                               Licensed Agent/Registered                  Date
[ ] SLGOV - State and Local Governments                                     Representative Signature
[ ] SELF  - Self-Employed Individuals
Nature of Business:
                    ------------------------------------------------   ---------------------------------    ------------------------
                                                                           Licensed Agent/Registered             State License#
INVESTMENT OPTIONS                                                        Representative (print name)

Fixed Account Plus and Short-Term Fixed Account are automatically
included; all of the other investment options may be selected by the   ---------------------------------    ------------------------
group contract owner and must include a Money Market Fund.                    Principal Signature                     Date

1. I choose to select all investment options as listed on the Information and Instructions page that are available for my plan type and any future options that Valic may make available from time to time.

     Select one of the following:

     [ ] Qualified Plan - 401(a), 403(a), 401(k), 403(b) annuities and 457(b) eligible deferred compensation plans.

     . Non-Qualified Plan - NQDAs (non-qualified deferred annuities) under IRC Section 72, ineligible deferred compensation 457(f) plans and for-profit top-hat plans.

OR

2. I choose to tailor the Plan investment options with those selected on the attached Group Investment Option Selection Form (VL12849).

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Information and Instructions

FRAUD WARNING

In some states we are required to advise you of the following: Any person who knowingly intends to defraud or facilitates a fraud against an insurer by submitting an application or filing a false claim, or makes an incomplete or deceptive statement of a material fact, may be guilty of insurance fraud.

Arkansas, North Dakota, South Dakota, and Texas Residents Only: Any person who, with intent to defraud or knowing that he/she is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement, commits insurance fraud, which may be a crime and may subject the person to civil and criminal penalties.

District of Columbia, Colorado, Kentucky, New Mexico and Pennsylvania Residents
Only: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

Florida Residents Only: Any person who knowingly and with intent to injure, defraud or deceive any insurer, files a statement of claim or an application containing any false, incomplete or misleading information, is guilty of a felony of the third degree.

Louisiana Residents Only: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

New Jersey Residents Only: Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

Virginia Residents Only: It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties include imprisonment, fines and denial of insurance benefits.

Washington Residents Only: Any person who knowingly presents a fraudulent claim for payment of a loss or knowingly makes a false statement in an application for insurance may be guilty of a criminal offense under state law.

PREMIUM PAYMENT PROCESSING

Valic has established certain standards for group premium remittances and premium processing instructions to facilitate efficient processing of premium payments. Premium processing instructions should be provided before or concurrent with the group premium remittance. The instructions and remittance should be in balance. Valic's standards may require that premium processing instructions be provided in one of several approved electronic formats, depending upon the number of participants included in the remittance.

RECEIPT OF PREMIUM PAYMENTS PRIOR TO ESTABLISHING AN ACCOUNT

If we receive Purchase Payments for a participant before we receive the participant's application or enrollment form, we will not be able to establish a permanent account for that participant. Under those circumstances, we will take one of the following actions:

Return Purchase Payments. If we do not have the participant's name, address or Social Security number, we will return the Purchase Payment to you unless this information is immediately provided to us.

Starter Account. We make every attempt to get complete information for all participants that direct contributions to us. If we receive contributions but have insufficient information to establish a personal account for the participant, you as the plan sponsor agree to provide information [full name, SSN, date of birth, current address, marital status] and direct us to invest contributions in the Money Market II Fund pending alternative direction from the participant.

INVESTMENT OPTIONS

.. [ ] Fixed Account Plus [1]
.. [ ] Short-Term Fixed Account [2]
.. [ ] Multi-Year Enhanced Fixed Option: 3yr., 5yr., 7yr., 10yr. (10yr. not
      available in Oregon). Minimum of $25,000 is required for each Multi-Year Enhanced Fixed Option band.
.. [ ] Aggressive Growth Lifestyle Fund [48]
  [ ] American Century Ultra Fund [31]
  [ ] Ariel Appreciation Fund (not available for 457 plans) [69]
  [ ] Ariel Fund (not available for 457 plans) [68]
.. [ ] Asset Allocation Fund [5]
.. [ ] Blue Chip Growth Fund (T. Rowe Price) [72]
.. [ ] Capital Appreciation Fund (Credit Suisse) [39]
.. [ ] Capital Conservation Fund [7]
.. [ ] Conservative Growth Lifestyle Fund [50]
.. [ ] Core Bond Fund [58]
.. [ ] Core Equity Fund (Wellington/WAMU) [15]
  [ ] Credit Suisse Small Cap Growth Fund [63]
  [ ] Dreyfus BASIC U.S. Mortgage Securities Fund [71]
  [ ] Evergreen Growth & Income Fund [56]
  [ ] Evergreen Small Cap Value Fund [55]
  [ ] Evergreen Special Equity Fund [65]
  [ ] Evergreen Value Fund [57]
.. [ ] Government Securities Fund [8]
.. [ ] Growth & Income Fund (AIG SunAmerica) [16]
.. [ ] Health Sciences Fund (T. Rowe Price) [73]
.. [ ] High Yield Bond Fund [60]
.. [ ] Income & Growth Fund (American Century) [21]
.. [ ] International Equities Fund [11]
.. [ ] International Government Bond Fund [13]
.. [ ] International Growth I Fund (American Century) [20]
.. [ ] International Growth II Fund (Putnam) [33]
  [ ] INVESCO Growth Fund [62]
  [ ] Janus Adviser Worldwide Fund [47]
.. [ ] Large Cap Growth Fund (AIG SunAmerica) [30]
.. [ ] Large Cap Value Fund (State Street Global Advisers) [40]
  [ ] Lou Holland Growth Fund [70]
.. [ ] Mid Cap Growth Fund (INVESCO) [37]
.. [ ] Mid Cap Index Fund [4]
.. [ ] Mid Cap Value Fund (Wellington) [38]
.. [ ] Moderate Growth Lifestyle Fund [49]
.. [ ] Money Market I Fund [6]
.. [ ] Money Market II Fund [44]
  [ ] Morgan Stanley Institutional Fund Trust Mid Cap Growth Portfolio [64]
.. [ ] Nasdaq-100(R) Index Fund [46]
.. [ ] Opportunities Fund (Putnam) [45]
  [ ] Putnam Global Growth Fund [28]
  [ ] Putnam New Opportunities Fund [26]
  [ ] Putnam OTC & Emerging Growth Fund [27]
.. [ ] Science & Technology Fund (T. Rowe Price) [17]
  [ ] Sit Mid Cap Growth Fund [67]
  [ ] Sit Small Cap Growth Fund [66]
.. [ ] Small Cap Growth Fund (Franklin) [35]
.. [ ] Small Cap Fund (Founders/T. Rowe Price) [18]
.. [ ] Small Cap Index Fund [14]
.. [ ] Small Cap Value Fund (One Group) [36]
.. [ ] Social Awareness Fund [12]
.. [ ] Socially Responsible Fund [41]
.. [ ] Stock Index Fund [10]
.. [ ] Strategic Bond Fund [59]
  [ ] Templeton Global Asset Allocation Fund [19]
  [ ] Templeton Foreign Fund [32]
.. [ ] Value Fund (Putnam) [74]
  [ ] Vanguard LifeStrategy Conservative Growth Fund [54]
  [ ] Vanguard LifeStrategy Growth Fund [52]
  [ ] Vanguard LifeStrategy Moderate Growth Fund [53]
  [ ] Vanguard Long-Term Corporate Fund [22]
  [ ] Vanguard Long-Term Treasury Fund [23]
  [ ] Vanguard Wellington Fund [25]
  [ ] Vanguard Windsor II Fund [24]
[ ]  These are the investment options available in qualified plans.
..    These are the only investment options available in non-qualified plans.

Valic HOME OFFICE
2929 Allen Parkway
Houston, TX 77019

Call 1-800-448-2542 for assistance.